UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-24381	75-1386375
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Plains Blvd, Amarillo, Texas	79102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (806) 351-2300

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ms. Sue Dasse, Vice President of Stores, has informed Hastings Entertainment, Inc. (the “Company”) of her intent to resign, effective January 5, 2011.

Scott Voth, age 49, has been promoted to the position of Vice President of Stores to replace Ms. Dasse, effective January 5, 2011. Mr. Voth has served as Senior Director of Field Operations since November 2010. Mr. Voth joined the Company in May 2009 and previously served as a Regional Manager and Director of Field Operations. Prior to joining the Company, Mr. Voth worked as a Market Manager for Wal-Mart Stores, Inc. (Sam’s Club Division), an international retailer not affiliated with the Company, from 1998 through 2008. He holds over 20 years of retailing experience.

Mr. Voth’s employment is subject to an employment contract with the Company. He will receive a salary of $175,000 per year and will be eligible for an annual bonus ranging from 0% to 73.75% of eligible salary.

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2010

Hastings Entertainment, Inc.
(Registrant)

By: /s/ Dan Crow
Dan Crow
Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)